 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSOLIDATED ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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Consolidated Energy, Inc.

76 George Road

Betsy Layne, Kentucky 41605

April 24, 2006

Dear Shareholders:

Enclosed are proxy materials for the annual meeting of the shareholders of Consolidated Energy, Inc. (the “Annual Meeting”) scheduled to be held on May 25, 2006.

At the Annual Meeting, we are electing nine (9) directors, proposing an increase in the authorized shares of our common stock, ratifying the selection of our auditors, and approving a stock award plan.

To obtain funding for working capital and product development purposes, in January 2006, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which we sold approximately $5.9 million principal amount of 8% Senior Secured Convertible Notes Due June 30, 2008 (the “8% Convertible Notes”) to 18 accredited investors.  In connection with the sale of the 8% Convertible Notes, the Company issued investors warrants (“Warrants”) to purchase an aggregate of approximately 3.3 million shares of the Company’s common stock, calculated as 50% of each investor’s subscription amount divided by $0.90.  Of the $5.9 million principal amount of 8% Convertible Notes, the Company received gross proceeds of $3.4 million.  The remaining approximate $2.5 million principal amount of 8% Convertible Notes was paid by investors as follows: (a) $1.8 million was paid by the cancellation of promissory notes sold by the Company on September 23, 2005; (b) $102,000 represents a management fee owed to the lead investor, Gryphon Master Fund, L.P. (“Gryphon”); and (c) the remaining $598,000 represents interest accrued on the Company’s 6% Senior Secured Convertible Notes sold February 24, 2005 and pursuant to certain Additional Investment Rights sold February 24, 2005 (“6% Convertible Notes”).

In connection with this January 2006 financing, we are asking shareholders to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of our common stock from 50,000,000 to 100,000,000.

If our shareholders fail to approve this proposal, we may not be able to meet our obligations under the financing described above and will be in default pursuant to the terms of those agreements. Management believes that is it highly likely that such default would require the Company to repay the amount borrowed pursuant to those agreements, including interest and penalties, which would cause the Company to substantially curtail or cease its operations and may result in a total loss of your investment in Consolidated Energy, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE "FOR" THE COMPANY'S PROPOSALS

Please promptly vote your shares by signing, dating and returning the enclosed Proxy card. Your continued interest in and support of the Company are sincerely appreciated.

Sincerely,

/s/ David Guthrie

David Guthrie, President

CONSOLIDATED ENERGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2006

To the shareholders of Consolidated Energy, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Consolidated Energy, Inc. (the “Company”), which will be held at the Stumbo Center at Jenny Wiley State Park, 75 Theater Court, Prestonsburg Kentucky 41653, on May 25, 2006, at 1:00 PM, Eastern Daylight Time, to consider and act upon the following matters:

1.

Elect nine (9) directors;

2.

Approve an amendment to our Articles of Incorporation to increase the number of our authorized shares of common stock from 50,000,000 to 100,000,000;

3.

Ratify our auditors; and

4.

Approve the 2006 Stock Award Plan.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed April 21, 2006 (the “Record Date”) as the record date for this Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at this Annual Meeting and at any adjournments thereof.

You may vote your shares by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope.

You may also vote in person at the Annual Meeting, even if you use the option set forth above.

We have enclosed with this Notice of Annual Meeting, a proxy statement, a form of proxy and a copy of our annual report to shareholders. Our annual report is not a part of this proxy statement.

By Order of the Board of Directors

/s/ David Guthrie

David Guthrie, President

76 George Road, PO Box 537

Betsy Layne, Kentucky 41605

(859) 488-0070

April 24, 2006

CONSOLIDATED ENERGY, INC.

76 GEORGE ROAD, PO BOX 537

BETSY LAYNE, KENTUCKY 41605

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2006

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consolidated Energy, Inc., a Wyoming corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held the Stumbo Center at Jenny Wiley State Park, 75 Theater Court, Prestonsburg Kentucky 41653,, on May 25, 2006, at 1:00 PM, Eastern Daylight Time, and at any and all adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. This Proxy Statement and the accompanying Proxy will be mailed on or about April 28, 2006 to all shareholders entitled to vote at the Annual Meeting.

VOTING BY PROXY

You may vote your shares by mail by marking, signing and dating the enclosed proxy card as promptly as possible and returning it in the enclosed postage-paid envelope. A pre-addressed, postage-paid envelope is provided for this purpose.

If you return your signed proxy card before the Annual Meeting, we will vote your shares as you direct. For each item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “FOR” the election of the proposed slate of nine (9) directors, the amendment to our Articles of Incorporation to increase the number of our authorized shares of common stock from 50,000,000 to 100,000,000, the ratification of our auditors, and the approval of the 2006 Stock Award Plan.

No matters other than those set forth above may be properly brought before the Annual Meeting.

SOLICITATION OF PROXIES

We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy materials. The original solicitation of Proxies by mail may be supplemented by solicitation in person, by mail, by telephone, by facsimile, or by telegram, by our regularly employed officers and employees. Our officers and employees will not receive any additional compensation for soliciting proxies.

VOTING RIGHTS AND OUTSTANDING SHARES

The Board of Directors has fixed the close of business on April 21, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, 17,975,375  shares of our common stock, $.001 par value, were issued and outstanding. You are entitled to one vote for each share of common stock you hold. Except as described herein, no preemptive, subscription, or conversion rights pertain to the common stock and no redemption or sinking fund provisions exist for the benefit thereof.

The representation, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. All Proxies that are returned will be counted by the Inspector of Elections in determining the presence of a quorum and on each issue to be voted on, except as noted below. An abstention from voting or a broker non-vote will be used for the purpose of establishing a quorum.  A broker non-vote will be counted in favor of the proposals described in this Proxy Statement unless otherwise directed. All Proxies that are properly completed, signed and returned to the Company before the Annual Meeting, and that have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed.

A vote of a majority of the quorum is necessary to approve the proposals, including the election of directors, the amendment of our Articles of Incorporation to increase the number of our authorized shares of common stock from 50,000,000 to 100,000,000, the ratification of our auditors, the approval of the 2006 Stock Award Plan, and the change of domicile from Wyoming to Nevada.   As of the Record Date, our officers and directors held of record or beneficially 2,900,215 shares, or 16.1%, of our issued and outstanding common stock. Our officers and directors have indicated their intention to vote “FOR” each of the proposals described in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 21, 2006, the name, address and the number of shares of the Company's Common Stock, par value $0.001 per share, held of record or beneficially owned by each person who held of record, or was known by the Company to own beneficially, more than 5% of the 17,975,375 issued and outstanding shares of the Company's Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.  Unless other indicated, the address of each beneficial owner listed below is c/o Consolidated Energy, 76 George Road, Betsy Layne, Kentucky 41605.

Name of Beneficial Owner	Number of Shares	Percentage of Shares Beneficially Owned (1)

Executive Officers and Directors:

David Guthrie	750,000	4.2%
President, Director

Robert Chmiel	112,553	0.6%
Interim CFO, Director

Joseph G. Jacobs	351,000	1.9%
Secretary, Director

Edward H. Jennings	25,000	*
Director

Carl G. Baker	25,000	*
Director

Barry W. Tackett	350,000	1.9%
Director

Timothy M. Stobaugh	0	0%
Director

Jesse Shelmire (2)	518,831	2.8%
Director

Scott Griffith (3)	768,831	4.2%
Director

All Directors and Executive Officers as a Group (9 persons)	2,900,215	16.1%

Other 5% Shareholders:

Gryphon Master Fund, L.P. (4) 100 Crescent Court, Suite 490 Dallas, Texas 75201	1,927,942	9.99%

GSSF Master Fund, LP (5) 100 Crescent Court; Suite 475 Dallas, Texas 75201	1,868,147	9.51%

Diatom Energy, LLC (6)	1,182,502	6.6%
1030 Coral Ridge Dr.
Coral Springs, FL 33071

Jeff Miller	994,977	5.5%
1876 Monte Carlo
Coral Springs, FL 33071

* less than 1%

(1)

Applicable percentage ownership as of April 6, 2006 is based upon 17,975,375 shares of common stock outstanding.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.  Under Rule 13d-3, shares issuable within 60 days upon exercise of outstanding options, warrants, rights or conversion privileges ("Purchase Rights") are deemed outstanding for the purpose of calculating the number and percentage owned by the holder of such Purchase Rights, but not deemed outstanding for the purpose of calculating the percentage owned by any other person.  "Beneficial ownership" under Rule 13d-3 includes all shares over which a person has sole or shared dispositive or voting power.

(2)

Includes: (a) 267,998 shares of common stock acquired upon exercise of placement agent warrants issued in connection with the sale of our 6% senior secured convertible notes and related warrants; (b) 167,222 shares of common stock issuable upon conversion of $150,500 principal amount of 8% senior secured convertible notes; and (c) 83,611 shares of common stock issuable upon conversion of placement agent warrants.

(3)

Includes: (a) 517,998 shares of common stock acquired upon exercise of placement agent warrants issued in connection with the sale of our 6% senior secured convertible notes and related warrants; (b) 167,222 shares of common stock issuable upon conversion of $150,500 principal amount of 8% senior secured convertible notes; and (c) 83,611 shares of common stock issuable upon conversion of placement agent warrants.

(4)

Includes: (a) 604,442 shares of common stock; and (b) 1,323,500 shares issuable upon the conversion of $1,191,150.00 principal amount of 6% senior secured convertible notes.  E. B. Leon makes the investment decisions on behalf of Gryphon Master Fund, L.P. and has voting control over the securities beneficially owned by Gryphon Master Fund, L.P.

(5)

Includes: (a) 201,480 shares of common stock; and (b) 1,666,667 shares issuable upon the conversion of $1,500,000.00 principal amount of 6% senior secured convertible notes.  Tom C. Davis makes the investment decisions on behalf of GSSF Master Fund, LP and has voting control over the securities beneficially owned by GSSF Master Fund, LP.

(6)

Jay Lasner, a principal of Diatom Energy, LLC, is an indirect beneficial owner of such shares.

REVOCATION OF PROXIES

You may revoke your Proxy at any time before it is voted either by filing with the Secretary of the Company, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote your shares in person. Our principal executive offices are located 76 George Road, PO Box 537, Betsy Layne, Kentucky 41605.

DISSENTER'S RIGHT OF APPRAISAL

No action will be taken in connection with the proposals by our Board of Directors or the voting shareholders for which Wyoming law, our Articles of Incorporation or bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares.

SHAREHOLDER PROPOSALS

Our Board of Directors has not yet determined the date on which the next annual meeting of shareholders will be held. Any proposal by a shareholder intended to be presented at our next annual meeting of shareholders must be received at our offices a reasonable amount of time prior to the date on which the information or proxy statement for that meeting is mailed to shareholders in order to be included in the information or proxy statement relating to that meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

The following table sets forth information regarding our executive officers and directors as of April 6, 2006:

Name	Age	Positions
David Guthrie………………	53	President and Director
Robert Chmiel………………	45	Interim CFO and Director
Joseph Jacobs……………….	58	COO, Secretary and Director
Edward Jennings……………	68	Director
Carl Baker…………………..	63	Director
Barry Tackett……………….	31	Director
Timothy M. Stobaugh	35	Director
Jesse Shelmire	48	Director
Scott Griffith	50	Director

The following persons have been nominated for election as directors of the Company:

David Guthrie, Robert Chmiel, Joseph Jacobs, Edward Jennings, Carl Baker, Barry Tackett, Timothy M. Stobaugh, Jesse Shelmire, Scott Griffith

Certain biographical information with respect to the nominees for director is set forth below.  Each director, if elected by the shareholders, will serve for one year and until his or her successor is duly elected and qualified.  Vacancies on the Board during the year may be filled by the majority vote of the directors in office at the time of the vacancy without action by the stockholders.

David Guthrie has spent the majority of his life in entrepreneurial endeavors. He began his career in construction where he was the founder of the first home center in Indianapolis. He developed the business into a sizable contractor supply facility serving the Greater Indianapolis area. From 1976 to 1998, he was the founder and operator of Guthrie Building materials. From 1990 to 1996, he founded and co-managed Guthrie Rental Station. From 1991 to the present, he founded and operated Royal Custom Homes, LLC. He also served as a board member to TruServe (formerly American Hardware & ServiStar) from 1994 to 1996, one of the largest cooperatives in the

United States. During his tenure as a board member, this company grew from less than $1 billion in revenue to $5 billion. From 1996 to the present, Mr. Guthrie has served as President of Saudi American Minerals, Inc. Mr. Guthrie has recently sold his lumber interest and retired from his TruServe responsibilities. Mr. Guthrie, who holds a BA from Purdue University (1976), is currently President of Consolidated Energy, Inc.

Robert Chmiel was appointed interim Chief Financial Officer effective January 13, 2006.  Mr. Chmiel is also the CFO and co-founder of SCR Financial Group, Inc., a marketing company which specializes in financial services to the insurance industry.  Since mid 2003, Mr. Chmiel has run his own CFO Consulting firm where he provides CFO services to both public and private companies, typically in the start-up or growth mode.  In September 2003, Mr. Chmiel became the CFO for National Coal Corp. (NASDAQ: NCOC), a coal mining company based in Knoxville, TN.  Prior to starting his own consulting firm, Mr. Chmiel served as CFO/COO of Brilliant Digital Entertainment, Inc. beginning in 2000 (AMEX: BDE), a publicly-traded software firm.  Previously, he was the President/COO and co-founder of Phase2Media, Inc., a privately held Internet advertising sales and marketing firm, and Chief Financial Officer for BarnesandNoble.com (NASDAQ: BNBN) prior to the online bookseller’s IPO.  Mr. Chmiel earned his MBA from the Wharton School of Business at the University of Pennsylvania in 1987, and his BA in Economics from The College of the Holy Cross in 1982.

Joseph Jacobs has held various positions in the coal industry since 1970 including Vice President of the Kentucky Mining Institute and Coal Operators and Associates from 1999 to the present. He also served as a member of the Kentucky Mining Board from 1997 to 2002 and currently serves as Vice Chairman of the Kentucky Coal Producers. Mr. Jacobs is a graduate of the University of Kentucky in 1969 and is presently the owner of Jacobs Risk Management serving as a mining consultant to a variety of clients in Kentucky, Virginia and West Virginia.

Edward Jennings is President Emeritus and Professor Emeritus of Finance at Ohio State University. Dr. Jennings has served in university leadership assignments including President, Ohio State University (1981-1990), President, University of Wyoming (1979-1981), and Vice President of Finance and University Studies, University of Iowa (1976-1979). He has had faculty assignments at the University of Iowa (1973-1979, University of Dar Es Salaam (1972-1973), and the University of Hawaii (1974). Dr. Jennings has been widely published in major academic journals and is the co-author of a basic investment textbook now in its fourth printing. Prior to his academic career, from 1963 to 1965, he served as production planner, production supervisor and senior industrial engineer for Merck & Company, Pennsylvania. He has traveled extensively in the Far East, Europe, and Africa on various trade missions, and assisted in the development of academic ties with numerous international universities. He holds degrees from the University of North Carolina, BS in Industrial Management (1959), Case Western Reserve University, MBA in Finance (1963), and the University of Michigan, Ph.D. in Finance (1969).

Carl Baker has been chairman of the board of Harvard Design Group, Ltd., Monaco, Pennsylvania, since 1996. He brings 25 years of experience in design and management. From 1992-1996, he was president of BTI, Moon Township, Pennsylvania. Form 1990 to 1992; he was a principal in Global Design Incorporated, Pittsburgh, Pennsylvania. He has been involved in the design and management of $300 million in healthcare facilities, $250 million in transportation facilities, $200 million in educational facilities, and four million square feet of commercial, retail, office, and recreational facilities. Mr. Baker is a registered architect in Ohio, Pennsylvania, Virginia and West Virginia. Other experiences include acting as master planner, managing and developing business plans for corporate growth, coordinating large-volume projects, and managing all phases of construction detailing and coordination. Mr. Baker holds a degree from Carnegie Mellon University, BA in Architecture (1965), and has studied architectural design management and business development at Pennsylvania State University and Geneva College, and management at Massachusetts Institute of Technology.

Barry Tackett is a Certified Public Accountant and owns his C.P.A. firm in Stanville, Kentucky from April 2003 to Current. Mr. Tackett served as our Chief Financial Officer from February 2004 until January 12, 2006.  Mr. Tackett comes from a family of coal operators and has worked for clients in the coal industry for over ten years. He received his Masters of Accounting from the University of Tennessee in August 2000 and is a member of the Kentucky Society of Certified Public Accountants.

Tim Stobaugh was appointed as a director on January 13, 2006.  He joined Gryphon Special Situations Fund as a portfolio manager in May 2004 after spending over 10 years with the investment banking firm of

Stonegate Securities, Inc. in Dallas, Texas. In his most recent position at Stonegate, Mr. Stobaugh was responsible for managing the investment banking department’s private placement offerings to institutional investors. Mr. Stobaugh graduated cum laude from Trinity University with a B.S. in Business Administration (Finance) in 1993, and earned the CFA designation in 1998.

Jesse Shelmire was appointed as a director on January 13, 2006.  He joined Stonegate Securities, Inc. in May of 1999. He is a co-owner and principal of Stonegate, and currently serves as a Managing Director of Investment Banking. Prior to joining Stonegate, Mr. Shelmire was Managing Director of Investment Banking for First London Securities from 1996 to 1999 where he managed public and private offerings. He began his career at Smith Barney in 1980. Mr. Shelmire received his Bachelor of Science in Economics in 1979 from Wharton School of Business at the University of Pennsylvania.

Scott Griffith was appointed as a director on January 13, 2006.  He joined Stonegate Securities, Inc. in 1992.  Mr. Griffith is a co-owner and principal of Stonegate Securities, Inc., and serves as a Managing Director of Investment Banking.  Prior to joining Stonegate in 1992, Mr. Griffith was a Vice-President at Donaldson, Lufkin, & Jenrette from 1980 to 1988 and a Vice-President at Smith Barney from 1988 to 1992.  Mr. Griffith received his Bachelor of Science in Marketing from Florida State University in 1979.

Compensation of Executive Officers and Directors

Summary Compensation Table

The following summary compensation table sets forth certain information concerning compensation earned by the Company’s Chief Executive Officer and the other named executive officers (the "named executive officers") who served as executive officers as at the fiscal year ended December 31, 2005, for services as executive officers for the last three fiscal years:

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)
David Guthrie,	2005	$416,667	-0-	-0-	-0-	-0-	-0-	-0-
President	2004	$0	-0-	-0-	-0-	-0-	-0-	-0-
	2003	$0	-0-	-0-	-0-	-0-	-0-	-0-

Joseph G. Jacobs,	2005	$382,667	-0-	-0-	-0-	-0-	-0-	-0-
Secretary	2004	$6,000	-0-	-0-	$487,500	-0-	-0-	-0-
	2003	$3,000	-0-	-0-	-0-	-0-	-0-	-0-

Barry W. Tackett,	2005	$268,667	-0-	-0-	-0-	-0-	-0-	-0-
Former Chief Financial	2004	$24,000	-0-	-0-	$487,500	-0-	-0-	-0-
Officer	2003	$4,000	-0-	-0-	-0-	-0-	-0-	-0-

The amounts reflected above for “Restricted Stock Awards” represents the Fair Market Value of the stock received as represented by the closing price of the stock on the date of transfer.

Option Grants in Fiscal Year 2005

The Company did not grant any stock options in 2005.

Aggregated Option Exercises in 2005 and Year End Option Values

None.

Compensation of Directors

In fiscal 2005, the Company’s directors did not receive any compensation for service as directors. Subject to the Company changing its By-Laws, which senior management intends to do, beginning in 2006, the Company has agreed to pay its outside directors $25,000 per year.  Each director, at his or her sole discretion, can elect to be paid in either cash or common stock.  An additional fee, to be determined, will be awarded to directors for service on committees.

Termination of Employment and Change of Control Arrangement

There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to any person named in Cash Compensation set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with the Company or the Company’s subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a changing in control of the Company.

Executive Employment/Consulting Agreements

Effective January 2005, the Company entered into an oral agreement with David Guthrie, the Company’s President and a director, pursuant to which the Company agreed to pay Mr. Guthrie a base salary of $8,667 per month as compensation for his services as the Company’s President.  The Company has not finalized a written employment agreement in connection with Mr. Guthrie’s employment due to the Company’s limited management resources.

Effective January 13, 2006, Robert Chmiel was appointed as the Company’s interim Chief Financial Officer upon the resignation of Barry Tackett on January 12, 2006.  In connection with the Company’s January 13, 2006 private placement, the Company entered into a consulting agreement with RC Financial Group, LLC, pursuant to which Mr. Chmiel was retained as a non-exclusive financial advisor for a term of 24 months.  In addition, the Company issued RC Financial Group, LLC 20,000 shares of common stock in exchange for financial advisory services rendered by Mr. Chmiel during the four months ended December 31, 2005 assisting the Company with a number of issues including, but not limited to, the January 13, 2006 private placement.

Committees of the Board of Directors

Our board does not have any committees, including an audit committee.  The functions customarily delegated to an audit committee are performed by our full board of directors.  As we do not maintain an audit committee, we do not have an audit committee “financial expert” within the meaning of Item 401(e) of Regulation S-B.

We intend to establish an audit committee, compensation committee, and nominating and corporate governance committee within the next three months.

Nominations for director

We have no nominating committee, the full board acts as the nominating committee.  We do not have a formal policy on seeking candidates for director positions.  The board will consider candidates for directorships proposed by any shareholder although there is no formal procedure for making such proposals.

Meetings of our Board of Directors

Our Board of Directors held 13 meetings during the last fiscal year (including those meetings conducted by telephone conferencing).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR” THE ABOVE NOMINEES.

PROPOSAL 2 - APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FROM 50,000,000 TO 100,000,000

On January 13, 2006, the Board of Directors authorized an amendment to our Articles of Incorporation to increase the number of our authorized shares of common stock. Subject to shareholder approval, Article IV would be amended to read as follows and would be filed with the Wyoming Secretary of State:

ARTICLE IV

The total number of shares of capital stock that this Corporation shall have the authority to issue is 100,000,000 shares of common stock having as par value of $0.001 per share.  Each share shall be entitled to the same dividend, liquidation, and voting rights.

As of the Record Date, a total of 17,975,375 shares of the Company's currently authorized 50,000,000 shares of common stock are issued and outstanding. The increase in authorized common stock will be used for issuance of common stock underlying secured convertible notes and warrants that may be converted and exercised into an estimated 31,257,727 shares of common stock as of April 6, 2006. The sale of these shares may adversely affect the market price of our common stock. The following is a description of our current financing arrangements:

6% Senior Secured Convertible Notes Due 2008

On February 24, 2005, we executed a financing transaction for aggregate gross proceeds of $7,000,000, with additional investment rights of up to an additional $7,000,000, such financing to be used for the purchase of equipment and to fund expenditures for the consummation of mining activities at the Warfield Mine. The financing is in the form of 6% senior secured convertible notes for an aggregate total face amount of $7,000,000 and a term of three years. The 6% senior secured convertible notes initially had a conversion price of $1.70 per share which was subsequently amended to $0.90 per share on January 13, 2006.  Holders of the 6% senior secured convertible notes are Gryphon Master Fund, L.P. and GSSF Master Fund, LP, Lonestar Partners, L.P., WS Opportunity International Fund, Ltd., WS Opportunity Fund (QP), L.P., WS Opportunity Fund, L.P., Renaissance US Growth Investment Trust PLC, and BFS US Special Opportunities Trust PLC. As additional consideration, we have issued to the 6% note holders warrants to purchase an aggregate of 2,058,824 shares of common stock.  Such warrants initially had an exercise price of $1.70 per share which was subsequently amended to $0.90 per share on January 13, 2006.  The warrants are exercisable for a term of five years. The conversion price of the 6% senior secured convertible notes, and the exercise price of the related warrants, are subject to certain normal and customary anti-dilution adjustment provisions and also include a one-time reset provision.

Additionally, during March and June 2005 we received additional investments totaling $6,750,000 of 6% senior secured convertible notes from the following investors who exercised Additional Investment Rights: Gryphon

Master Fund, L.P., GSSF Master Fund, L.P., Lonestar Partners, L.P., Renaissance US Growth, BFS US Special Opportunities Trust PLC, Enable Capital, Bushido Capital, AC Capital, and Newgrange Advisors, LLC.

The 6% senior secured convertible notes bear interest at 6%, mature in February, 2008, and are convertible into our common stock, at the selling shareholder's option. The 6% senior secured convertible notes were initially convertible into shares of common stock at a conversion price of $1.70 per share, which was subsequently amended on January 13, 2006 to $0.90 per share.  The conversion price of the 6% senior secured convertible notes is subject to adjustment in the event we issue additional stock below the then current market price or declare a stock split or stock dividend. In addition, the conversion price is subject to a one time adjustment.

In addition, we issued to the selling shareholders warrants to purchase up to 2,573,529 shares of our common stock at an initial exercise price of $1.70 per share.  The exercise price was amended to $0.90 per share on January 13, 2006.  The exercise price of the warrants is subject to the same adjustments and reset provisions as the 6% senior secured convertible notes.

Pursuant to the terms of the 6% senior secured convertible notes and the warrants, the selling shareholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

On July 1, 2005, we failed to pay interest as required pursuant the terms of certain 6% senior secured convertible notes executed on February 24, 2005 for an aggregate total face amount of $7,000,000, and thereby caused a default under the terms of the 6% senior secured convertible notes. The holders of the 6% senior secured convertible notes are Gryphon Master Fund, L.P. and GSSF Master Fund, LP, Lonestar Partners, L.P., WS Opportunity International Fund, Ltd., WS Opportunity Fund (QP), L.P., WS Opportunity Fund, L.P., Renaissance US Growth Investment Trust PLC, and BFS US Special Opportunities Trust PLC.

Subsequently, and in order to secure additional financing for continuing operations, on September 23, 2005, we executed a promissory note (the "Bridge Note") payable to Cordillera Fund L.P. for an aggregate principal amount of up to $1,500,000. On November 24, 2005 the existing Bridge Note holders and we agreed to increase the amount of debt by $300,000 to a total of $1,800,000.  The Bridge Note was subsequently cancelled on January 13, 2006 and exchanged for an investment in our 8% senior secured convertible notes and warrants.  See below for a description of the material terms of this transaction.

In connection with the Bridge Note, we entered into a Consent and Waiver with the holders of the 6% senior secured convertible notes, whereby they consented to the Bridge Note transactions and waived, until resolution of the Bridge Note transactions, the application of any of the provisions of the 6% senior secured convertible notes and related transaction documents.  We also entered into a Subordination Agreement in connection with the Bridge Note, whereby Cordillera Fund L.P. agreed to subordinate the Bridge Note to the prior payment in full in cash of the 6% senior secured convertible notes. In addition, the holders of the 6% senior secured convertible notes entered into a Bridge Forbearance with us whereby they agreed to forebear from exercising any of their rights or remedies under the 6% senior secured convertible notes and the related securities purchase agreement, security agreement and any other related transaction documents for a period of ten business days.

On October 6, 2005, the holders of the 6% senior secured convertible notes signed an extension to the Bridge Forbearance until the earliest to occur of the following: (i) November 18, 2005, (ii) the expiration and termination of the Bridge Note, or (iii) the completion by us of a new financing.  As described below, on January 13, 2006, the 6% note holders signed another forbearance agreement pursuant to which, among other things, they agreed to waive our prior defaults on the 6% senior secured convertible notes

8% Senior Secured Convertible Notes Due June 30, 2008

On January 13, 2006, we sold approximately $5.9 million principal amount of 8% senior secured convertible notes due June 30, 2008 to 18 accredited investors.  In connection with the sale of the 8% senior secured convertible notes, we issued investors warrants to purchase an aggregate of approximately 3.3 million shares of common stock, calculated as 50% of each investor’s subscription amount divided by $0.90.  Of the $5.9 million principal amount of 8% senior secured convertible notes, we received gross proceeds of $3.4 million.  The remaining approximate $2.5 million principal amount of 8% senior secured convertible notes was paid by investors as follows: (a) $1.8 million was paid by the cancellation of promissory notes sold by us on September 23, 2005; (b) $102,000 represents a management fee owed to the lead investor, Gryphon Master Fund, L.P.; and (c) the remaining $598,000 represents interest accrued on our 6% senior secured convertible notes sold February 24, 2005 and pursuant to certain Additional Investment Rights sold February 24, 2005.

The 8% senior secured convertible notes have a final maturity date of June 30, 2008, accrue interest at the rate of 8% per annum, are secured by all of our properties and assets and the properties and assets of each of our subsidiaries, and are guaranteed by each of our subsidiaries.  The 8% senior secured convertible notes rank pari passu with our outstanding 6% senior secured convertible notes.  Interest may be paid either in cash or with shares of common stock in our sole discretion.  Holders of the 8% senior secured convertible notes have the right to convert the outstanding principal amount into shares of our common stock from time to time based on a conversion price of $0.90, subject to adjustment.  Beginning July 1, 2006, on the first day of each month we are required to redeem 1/24th of the outstanding principal of the 8% senior secured convertible notes (the “Monthly Redemption Amount”).  If the transaction is registered on an effective registration statement and certain other conditions are satisfied, we may pay the Monthly Redemption Amount with shares of common stock based on a conversion price equal to the lesser of (a) the then conversion price and (b) 80% of the daily volume weighted average price of the common stock for the 10 consecutive trading days prior to the applicable monthly redemption date.  In the event our annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the “Annualized EBITDA”) is less than $17 million, the conversion price of the 8% senior secured convertible notes will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006.  In addition, if we issue or commit to issue or distribute new securities at a price per share less than the current market price or the current conversion price, then the conversion price will be adjusted to reflect such lower price.  The conversion price is also subject to adjustment for stock dividends, stock splits, stock combinations and similar dilutive transactions.

The warrants issued in connection with the 8% senior secured convertible notes have an exercise price of $0.90 per share and are exercisable until January 14, 2011.  Holders may exercise the warrants on a cashless basis after the first anniversary of the initial issuance date and then only in the event that a registration statement covering the resale of the warrant shares is not then effective. In the event our annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the “Annualized EBITDA”) is less than $17 million, the exercise price of the warrants will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006.  In addition, if we issue or commit to issue or distribute new securities at a price per share less than the current market price or the current exercise price, then the exercise price will be adjusted to reflect such lower price.  The exercise price is also subject to adjustment for stock dividends, stock splits, stock combinations and similar dilutive transactions.

The investors have agreed to restrict their ability to convert the 8% senior secured convertible notes and exercise the warrants such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock.

We agreed to file a registration statement with the SEC registering the resale of the shares of common stock issuable upon conversion of the 8% senior secured convertible notes and related warrants on or before February 12, 2006 and cause such registration statement to be declared effective no later than May 31, 2006.

Forbearance Agreement

On January 13, 2006, we entered into a forbearance agreement with the holders of our 6% senior secured convertible notes.  In connection with the January 13, 2006 private placement described above, holders of the 6% senior secured convertible notes waived certain events of default (the “Existing Defaults”) by us including: (a) our failure to pay accrued but unpaid interest on the 6% senior secured convertible notes when due; (2) our failure to comply with certain negative and financial covenants of the securities purchase agreement dated February 22, 2005;

(3) our failure to comply with certain registration requirements of the registration rights agreement dated February 24, 2005; and (4) our failure to comply with certain other provisions of the 6% senior secured convertible notes, the February 22, 2005 securities purchase agreement and the February 24, 2005 registration rights agreement to the extent that completion of the January 13, 2006 private placement may cause any processing delay of our prior registration statement (SEC File No. 333-127261) with the SEC.

In connection with the forbearance agreement, we agreed to release and discharge each of the parties thereto and each of their affiliates from any and all claims that we have or ever had against such parties through January 13, 2006.  Solely for the purpose of completing the January 13, 2006 private placement, the parties waived the anti-dilution provisions of the 6% senior secured convertible notes and the related warrants, any existing rights associated with Additional Investment Rights and the right to liquidated damages and other remedies under the February 24, 2005 registration rights agreement.  The parties also agreed to forbear from enforcing certain remedies as a result of the Existing Defaults through December 30, 2005.

Pursuant to the terms of the forbearance agreement, the following substantive amendments were made to the February 22, 2005 securities purchase agreement; the 6% senior secured convertible notes, the related warrants and the February 24, 2005 registration rights agreement:

•

The minimum EBITDA financial covenants required by the February 22, 2005 securities purchase agreement through March 31, 2006 were deleted.

•

The maximum capital expenditures required by the February 22, 2005 securities purchase agreement were deleted in their entirety.

•

The minimum cash level requirements of the February 22, 2005 securities purchase agreement through June 30, 3006 were deleted.

•

The minimum cash level requirement of the February 22, 2005 securities purchase agreement for the period from July 1, 2006 through September 30, 2006 was changed from $2 million to $1 million.

•

The definition of “Conversion Price” in the 6% senior secured convertible notes and “Exercise Price” in the related warrants was changed from $1.70 to $0.90.

•

The interest requirement of the 6% senior secured convertible notes was changed to require interest payments beginning July 1, 2006.

•

A provision was added to the 6% senior secured convertible notes and the related warrants requiring an adjustment to the conversion price and exercise price in the event our annualized EBITDA for the two fiscal quarters ending December 31, 2006 (the “Annualized EBITDA”) is less than $17 million.  In such event, the conversion price and exercise price will be reset to equal the greater of (a) $0.30 or (b) a price determined by the following formula: [3 * X/Y], where X equals the Annualized EBITDA and Y equals the number of shares of common stock outstanding on a fully diluted basis on December 31, 2006.

•

A provision was added to the 6% senior secured convertible notes and the related warrants requiring an adjustment to the conversion price and exercise price in the event we issue or commit to issue or distribute new securities at a price per share less than the current conversion or exercise price.

•

The “Events of Default” provision of the 6% senior secured convertible notes was amended replacing the event of default for failure to have an effective registration statement within 270 days of the closing date with an event of default for failure to have an effective registration statement within 270 days of the closing date for the January 13, 2006 private placement.

•

An event of default was added to the 6% senior secured convertible notes for a breach of any of our representations, warranties or covenants contained in any agreement or document executed in connection with the January 13, 2006 private placement.

•

The required filing date and earliest required effectiveness date of the February 24, 2005 registration rights agreement was changed to February 12, 2006 and May 31, 2006, respectively.

Notwithstanding the availability of Rule 144, each investor agreed not to sell, offer or otherwise transfer any shares of our common stock beneficially owned by them until the earlier of: (a) May 31, 2006 or (b) the date the required registration statement is declared effective by the SEC.

The parties also entered into an amended and restated security agreement reflecting the pari passu nature of the 6% senior secured convertible notes with the 8% senior secured convertible notes.

In lieu of cash payment of accrued but unpaid interest due pursuant to the 6% senior secured convertible notes, we issued holders 6% senior secured convertible notes and warrants pursuant to the terms of the January 13, 2006 private placement.

In addition, the Company issued promissory notes to holders of the 6% senior secured convertible notes in the aggregate principal amount of $2,366,000 which represents liquidated damages which had accrued and is payable pursuant to the February 24, 2005 registration rights agreement.  The promissory notes bear interest at the rate of 3% per annum, compounded annually.  The full amount of principal and interest is due on June 30, 2008.  Our obligations pursuant to the promissory notes are secured by all of our properties and assets and the properties and assets of each of our subsidiaries pari passu with the 6% senior secured convertible notes and 8% senior secured convertible notes.

As additional incentive to enter into the forbearance agreement, we issued certain 6% note holders who acquired their 6% senior secured convertible notes pursuant to exercise of Additional Investment Rights additional warrants to purchase an aggregate of 1,723,857 shares of common stock calculated pursuant to the following formula: X = [(Y/$0.90) * (0.50 – Z)], where: X = the number of shares of common stock underlying the warrant certificate; Y = the stated aggregate principal amount of all 6% senior secured convertible notes; and Z = the number of shares of common stock underlying all warrants issued to such party in connection with the 6% senior secured convertible notes.  The additional warrants issued have identical terms to the warrants sold by us pursuant to the January 13, 2006 private placement.

Other Agreements Executed in Connection with the January 13, 2006 Private Placement

Also in connection with the January 13, 2006 private placement:

(a) we secured a directors and officers liability insurance policy which provides $10,000,000 of total coverage;

(b) each of our then-current officers and directors entered into an agreement to vote all shares of common stock owned by them to increase our authorized shares of common stock from 50 million shares to 100 million shares;

(c) each of our then-current officers and directors entered into an agreement to vote for Timothy M. Stobaugh, Robert Chmiel, Jesse Shelmire and Scott Griffith as additional directors and for a fifth additional director designated by Gryphon Master Fund, L.P. within 60 days of closing;

(d) each of our officers and directors entered into lock-up agreements agreeing not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of common stock or other of our equity securities for the period ending on January 13, 2007;

(e) our subsidiary Eastern Consolidated Energy, Inc. entered into an agreement with Kentucky Energy Consultants, Inc. whereby Kentucky Energy Consultants, Inc. agreed to: (i) change its coal sales commission to 2.5% of the gross sales price received by Eastern Consolidated Energy, Inc. on any purchase orders and/or contracts on either spot or contract arrangements, and (ii) forfeit its coal sales commission of 2.5% of gross revenues less trucking costs until such time that we reach $20 million in aggregate EBITDA production;

(f) our subsidiary Eastern Consolidated Energy, Inc. entered into an agreement with New River Energy Sales Company, Inc. whereby, among other things, New River Energy Sales Company, Inc. agreed to reduce its coal sales commission from 5% to 2.5% of gross coal sales until such time that we reach $20 million in aggregate EBITDA production;

(g) together with our subsidiary CEI Holdings, Inc., we entered into an agreement with Saudi American

Minerals, Inc. whereby, among other things: (i) the parties terminated that certain Agreement and Plan of Acquisition and Merger dated May 30, 2003 and all subsequent amendments to such agreement; and (ii) we agreed to pay $750,000 cash and issue 3,000,000 shares of common stock to Saudi American Minerals, Inc. in exchange for the assignment by Saudi American Minerals, Inc. of a 25% interest in its patented clean coal technology (Patent No. 6,447,559) including any subsequent improvements thereto; and

(h) we entered into a consulting agreement with RC Financial Group, LLC, pursuant to which Robert Chmiel was retained as a non-exclusive financial advisor for a term of 24 months in exchange for the following compensation: (i) $17,500 each month from January 1, 2006 through June 30, 2006; (ii) $12,500 each month thereafter; and (iii) issuance of a warrant to purchase 150,000 shares of common stock with an exercise price of $0.90 per share and an expiration date of December 31, 2011.

SHAREHOLDER APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION WOULD MEAN THAT WE WOULD HAVE MORE SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE. SHAREHOLDERS DO NOT HAVE ANY PREEMPTIVE OR SIMILAR RIGHTS TO SUBSCRIBE FOR OR PURCHASE ANY ADDITIONAL SHARES OF COMMON STOCK THAT MAY BE ISSUED IN THE FUTURE, AND THEREFORE, FUTURE ISSUANCES OF COMMON STOCK MAY, DEPENDING ON THE CIRCUMSTANCES, HAVE A DILUTIVE EFFECT ON THE EARNINGS PER SHARE, VOTING POWER AND OTHER INTERESTS OF THE EXISTING SHAREHOLDERS. IF OUR SHAREHOLDERS FAIL TO APPROVE THIS PROPOSAL, WE MAY NOT BE ABLE TO MEET OUR OBLIGATIONS UNDER THE FINANCING DESCRIBED IN THIS PROPOSAL AND WILL BE IN DEFAULT PURSUANT TO THE TERMS OF THE AGREEMENTS. MANAGEMENT BELIEVES THAT IT IS HIGHLY LIKELY THAT SUCH DEFAULT WOULD REQUIRE THE COMPANY TO REPAY THE AMOUNT BORROWED PURSUANT TO THOSE AGREEMENTS, INCLUDING INTEREST AND PENALTIES, WHICH WOULD CAUSE THE COMPANY TO SUBSTANTIALLY CURTAIL OR CEASE ITS OPERATIONS, AND MAY RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IN THE COMPANY.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR” THE PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000.

PROPOSAL 3 - RATIFY THE SELECTION OF KILLMAN, MURRELL & CO, P.C.

AS THE COMPANY’S INDEPENDENT AUDITOR

The Board of Directors has selected Killman, Murrell & Co, P.C. as the Company’s independent auditor for the fiscal year ending December 31, 2006.  To the knowledge of the Company, at no time has Killman, Murrell & Co, P.C. had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants.  It is anticipated that a representative of Killman, Murrell & Co, P.C. will be present at the Annual Meeting and will be provided the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

On April 1, 2005, the Company accepted the resignation of Clyde Bailey, PC, and engaged Killman, Murrell & Co., P.C., as its independent accountant.

Audit Fees

The aggregate fees billed the Company for professional services rendered by Clyde Bailey, PC, the Company’s former principal accountant for the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements is $56,500 and $10,000 for the years ended December 31, 2005 and 2004, respectively.  The aggregate fees billed the Company for professional services rendered by Killman, Murrell & Co., P.C., for the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements is $80,967 and $39,719 for the years ended December 31, 2005 and 2004, respectively.

Audit-Related Fees

The aggregate fees billed the Company for each of the last two fiscal years for professional services rendered by Clyde Bailey, PC, the Company’s former principal accountant for review and consent for the filing of registration statements is $10,000 and $56,500 for the years ended December 31, 2005 and 2004, respectively.  The aggregate fees billed the Company for each of the last two fiscal years for professional services rendered by Killman, Murrell & Co., P.C., for review and consent for the filing of registration statements is $132,206 and $61,460 for the years ended December 31, 2005 and 2004, respectively.

All Other Fees

There were no other fees billed for products or services provided by the Company’s principal accountant for the fiscal years ended December 31, 2005 and 2004.

Audit Committee Pre-Approval Policies and Procedures

The Company’s Board of Directors currently acts as the Company’s audit committee, and consults with respect to audit policy, choice of auditors, and approval of out of the ordinary financial transactions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR” THE RATIFICATION OF KILLMAN, MURRELL & CO, P.C.

PROPOSAL 4 – APPROVE THE 2006 STOCK OPTION AND AWARD PLAN

General

In February 2006, our Board of Directors approved the proposed terms of the 2006 Stock Option and Award Plan (the "Award Plan"). In order for certain of the Award Plan's provisions to be effective, it must be approved by our stockholders and is being submitted for such approval pursuant to this Proxy Statement.

In the following paragraphs we provide a summary of the terms of the Award Plan. The following summary is qualified in its entirety by the provisions of the Award Plan which is available to any shareholder upon request to the Company.

Award Plan Summary

Our Board of Directors believes that employees and other individuals who contribute to our success should have a stake in the enterprise as shareholders. Consistent with this belief, the award of stock and stock options has been and will continue to be an important element of our compensation program.

We intend to use the Award Plan to (a) attract competent directors, executive personnel, and other employees, (b) aid in the retention of the services of existing directors, executive personnel, and employees, and (c) provide incentives to all of such personnel to devote the utmost effort and skill to our company’s advancement by permitting them to participate in ownership and thereby permitting them to share in increases in the value which they help produce.

The Award Plan is to be administered either by our Board of Directors or by a committee (the "Committee") to be appointed from time to time by our Board of Directors. Awards granted under the Award Plan may be incentive stock options ("ISOs") as defined in the Internal Revenue Code of 1986, as amended (the "Code"), appreciation rights, options which do not qualify as ISOs, or stock bonus awards which are awarded to our employees, including officers and directors, who, in the opinion of the board or the Committee, have contributed, or are expected to contribute, materially to our success. In addition, at the discretion of the Board of Directors or the Committee, options or bonus stock may be granted to individuals who are not employees but contribute to our success.

The exercise price of options granted under the Award Plan will be based on the fair market value of the underlying Common Stock at the time of grant and, in the case of ISOs may not be less than 100% of the fair market value of such capital stock on the date the option is granted (110% of the fair market value in the case of 10% stockholders). Options granted under the Award Plan shall expire no later than ten years after the date of grant (five years in the case of ISOs granted to 10% stockholders). The option price may be paid by cash or, at the discretion of the Board of Directors or Committee, by delivery of a promissory note or shares of our Common Stock already owned by the optionee (valued at their fair market value at the date of exercise), or a combination thereof.

All of our employees, officers, and directors are eligible to participate under the Award Plan. A maximum of 2,000,000 shares will be available for grant under the Award Plan. The identification of individuals entitled to receive awards, the terms of the awards, and the number of shares subject to individual awards, are determined by our Board of Directors or the Committee, in their sole discretion: provided, however, that in no event may the aggregate fair market value of shares for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000.

The aggregate number of shares with respect to which options or stock awards may be granted under the Award Plan, the number of shares covered by each outstanding option, and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split, or other subdivision or consolidation of shares.

Our Board of Directors or the Committee may from time to time alter, amend, suspend, or discontinue the Award Plan with respect to any shares as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by our stockholders) shall (a) increase (except adjustment for an event of dilution) the maximum number of shares for which options or stock awards may be granted under the Award Plan either in the aggregate or to any eligible employee: (b) reduce (except adjustment for an event of dilution) the minimum option prices which may be established under the Award Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the Award Plan; (e) change the provisions relating to events of dilution; or (f) materially increase the benefits accruing to the eligible participants under the Award Plan.

Under the Award Plan, stock appreciation rights ("SARs") can be granted at the time an option is granted with respect to all or a portion of the shares subject to the related option. SARs can only be exercised to the extent the related option is exercisable and cannot be exercised for the six-month period following the date of grant, except in the event of death or disability of the optionee. The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs thus maintaining a balance between outstanding options and SARs. SARs permit the holder to receive an amount (in cash, shares, or a combination of cash and shares, as determined by the Board of Directors at the time of grant) equal to the number of SARs exercised multiplied by the excess of the fair market value of the shares on the exercise date over the exercise price of the related options.

Under the terms of the Award Plan, our Board of Directors or the Committee may also grant stock awards which may, at the discretion of our Board of Directors or Committee, be subject to forfeiture under certain conditions. Recipients of stock awards will realize ordinary income at the time of the lapse of any forfeiture provisions equal to the fair market value of the shares less any amount paid in connection with the issuance (the Board of Directors or the Committee can require the payment of par value at the time of the grant). We will realize a corresponding compensation deduction. The holder will have a basis in the shares acquired equal to any amount paid on exercise plus the amount of any ordinary income recognized by the holder. On sale of the shares, the holder will have a capital gain or loss equal to the sale proceeds minus his or her basis in the shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR” THE APPROVAL OF THE 2006 STOCK OPTION AND AWARD PLAN.

Securities Authorized for Issuance under Equity Compensation Plans

The Company does not currently have a defined equity compensation plan in place.  However the Company is presenting the 2006 Stock Option and Award Plan (described more fully above) to its shareholders for vote at its annual shareholder meeting.  The table below does not give effect to the adoption of the proposed 2006 Stock Option and Award Plan.

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2005.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-

Equity compensation plans not approved by security holders	1,161,760	$1.70-	-0-

Total	1,161,760	$1.70	-0-

Material Features of Individual Equity Compensation Plans not Approved by Stockholders

On January 3, 2005, the Company issued the following shares of its common stock to the Officers and Directors for services rendered during the year that ended December 31, 2004: 250,000 issued to Joseph Jacobs, COO, Secretary and Director; 250,000 shares to Barry Tackett, CFO and Director, 25,000 shares to Carl Baker, Director and 25,000 shares to Edward Jennings, Director.  The Company recognized a $1,072,500 compensation expense, which approximates the value quoted that day on the Over the Counter Bulletin Board electronic trading exchange.

In January 2005, the Company issued warrants for the purchase of an aggregate of 51,470 shares of the Company’s common stock with a term of five years and an exercise price of $1.70 per share to Stonegate Securities, Inc., a Texas corporation, which the Company refers to as Stonegate, as additional placement agent compensation related to the January 2005 bridge financing.  The warrant issuances were in the form of a warrant issued to Scott R. Griffith and a warrant issued to Jesse B. Shelmire IV, each for the purchase of 25,735 shares.  In February 2005, the Company issued Messrs. Griffith and Shelmire warrants to purchase 1,110,290 shares (555,145 shares each) of common stock with term of five years and an exercise price of $1.70 per share as additional compensation for the placement of the Company’s sale of 6% senior secured convertible notes and related warrants in February 2005 and the exercise of Additional Investment Rights during 2005.  These warrants were exercised on a cashless basis and the Company thereby issued an aggregate of 652,144 shares (326,072 shares each) of common stock to Messrs. Griffith and Shelmire.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions listed below, during the fiscal years ended December 31, 2005, December 31, 2004 and 2003, there were no material transactions, or series of similar transactions, since the beginning of the

Company’s last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company is or is to be party, in which the amount involved exceeds $60,000, and in which any of the Company’s directors or executive officers, or any security holders who is known by the Company to own of record or beneficially more than 5% of any class of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

During the year ended December, 31, 2004, the Company issued 700,000 shares of its common stock to Eastern Land Development Company, Inc., a related party, in exchange for the Copley coal lease.  The 700,000 shares of stock were valued at fair market value of $1,085,000, which represents the closing quoted market value of the stock on the date of acquisition.

In February 2005, the Company issued 2,500,000 shares of its common stock to Eastern Land Development Company, Inc. and acquired the right to mine an additional approximately 26.0 million tons of proven and probable coal in the Alma, Pond Creek, Coalburg, Taylor, Richardson, and Broas seams.  The acquisition was booked at $4,875,000, the fair market value of the stock on the date issued

On January 6, 2004, the Company received $275,000 from a related party, Eastern Consolidated Mining, Inc. (“Mining”) as a prepayment for future coal sales.  Mining has a coal sales contract between Mining and a customer.  The Company invoices Mining for coal delivered on a weekly basis. During the year ended December 31, 2004, $751,450 of coal sales were recorded as a result of this agreement.  At December 31, 2004, payable to a related party includes $110,450 due Mining, which represents the balance due on the advance payment of $275,000.  Mining is considered a related party due to the fact that during the time of the transactions, the principals of Mining, when taken as a whole, beneficially owned more than 10% of the common stock of the Company.  Coal sales receipts were not transferred to the Company, the Company invoiced Mining for coal shipped to Mining’s customer.  The Company was reducing its $275,000 obligation to Mining on a per ton basis.  When the Company suspended coal shipments to Mining’s customer, $110,450 was the remaining balance due.

Barry Tackett, appointed as a director and CFO in February 2004, was paid a total of $10,610 for accounting services in fiscal 2005, and $37,509 in fiscal 2004.  In January 2005, Mr. Tackett also received a total of 225,000 shares for consulting services in fiscal 2004 valued at $438,750.  In January 2006, Mr. Tackett resigned as CFO and agreed to serve as the Company’s Controller.  The Company currently has an oral agreement with Mr. Tackett.  Mr. Tackett provides services relating to all aspects of the Company’s accounting needs, including payroll services and general day to day accounting functions.

Jacobs Risk Management, a risk management consulting company operated as a sole proprietorship by one of the Company’s directors and the Company’s Secretary, Joseph G. Jacobs, provides preventative and ongoing compliance support to help insure that the Company remains in compliance with all state and federal regulatory coal mining matters.  Through Jacobs Risk Management, Mr. Jacobs was paid a total of $7,146 in fiscal 2005, and $25,543 in fiscal 2004.  In January 2005, Mr. Jacobs also received 225,000 shares for consulting services in fiscal 2004 valued at $438,750.  The Company currently has an oral agreement with Mr. Jacobs in connection with Jacobs Risk Management’s services. Additionally, the Company leases its executive offices at 76 George Rd. Betsy Layne, KY from Jacobs Risk Management.  The office is leased for $2,000 per month plus utilities, which approximates market rates.

Steven Hicks, appointed as a director in February 2004, is the owner of CVS, Inc., a coal consulting company.  CVS was paid a total of $15,000 for consulting services in fiscal 2003.  Mr. Hicks resigned as a director in October 2004.

Clear Focus, Inc., one of the Company’s major shareholders, was paid $15,500 for business and management consulting services in fiscal 2004.

In anticipation of the completion of the Company’s planned acquisition, the Company paid a total $15,000 in patent fees for Saudi American in fiscal 2004.

The Company accrued $133,092 for services through December 31, 2004.  Principals of Kentucky Energy

Consultants are minority shareholders of the Company and major shareholders of Saudi American.

In 2004, the Company engaged in a series of transactions related to coal sales with Eastern Consolidated Mining, Inc.  Principals of Eastern Consolidated Mining are minority shareholders of the Company and major shareholders of Saudi American.

On January 13, 2006, Scott Griffith and Jesse Shelmire were appointed to the Company’s Board of Directors.  Messrs. Griffith and Shelmire are both registered representatives of Stonegate Securities, Inc., the placement agent engaged by the Company in connection with the Company’s January 13, 2006 private placement, as well as the placement of securities related to the bridge loan in September and November 2005.  The Company was obligated to pay Stonegate Securities, Inc. a 7% placement agent fee for services rendered in connection with the January 13, 2006 private placement, which Stonegate elected to be paid in the same securities as the institutional investors who participated in the January 13, 2006 transaction.  The Company also paid Stonegate Securities, Inc. a placement agent fee of $825,000 in association with placement of the Company’s sale of 6% senior secured convertible notes and related warrants in February 2005 and the exercise of Additional Investment Rights during 2005.  Also in connection with these placements, the Company issued Messrs. Griffith and Shelmire warrants to purchase 1,110,290 shares (555,145 shares each) of common stock with term of five years and an exercise price of $1.70 per share.  These warrants were exercised on a cashless basis and the Company thereby issued an aggregate of 652,144 shares (326,072 shares each) of common stock to Messrs. Griffith and Shelmire.  Messrs Griffith and Shelmire were also issued warrants to purchase 577,778 shares (288,889 shares each) of common stock with a term of five years and an exercise price of $0.90 per share as additional compensation for their placement agent efforts pursuant to the successful closing of the January 13, 2006 transaction.  These warrants were exercised on a cashless basis in February 2006 and the Company thereby issued an aggregate of 383,856 shares (191,928 shares each) of common stock to Messrs. Griffith and Shelmire.

RC Financial Group LLC was issued 20,000 shares of common stock during the fourth quarter 2005 and first quarter 2006 for financial consulting services.  On January 13, 2006 Mr. Robert Chmiel, a principal of RC Financial Group, LLC, was appointed to the Company’s Board of Directors and interim Chief Financial Officer.  Mr. Chmiel’s agreement with the company is for an annual salary of $150,000 and warrants to purchase 150,000 shares of common stock with a term of five years.  These warrants were exercised on a cashless basis in February 2006 and the Company thereby issued an aggregate of 92,553 shares of common stock to RC Financial Group, LLC.

ANNUAL AND QUARTERLY REPORTS

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, excluding exhibits, is being mailed to shareholders with this Proxy Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB free of charge to any shareholder upon written request to the Company at 76 George Road, PO Box 537, Betsy Layne, Kentucky 41605. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the Securities and Exchange Commission and other publicly available information.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as otherwise described in this Proxy Statement, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to the Articles of Incorporation set forth herein, which is not shared by all other shareholders pro rata, and in accordance with their respective interests.

OTHER MATTERS

No matters other than those set forth above may be properly brought before the Annual Meeting.

Betsy Layne, Kentucky

By Order of the Board of Directors, April 24, 2006

[Form of Proxy]

CONSOLIDATED ENERGY, INC., 76 GEORGE ROAD, PO BOX 537, BETSY LAYNE, KENTUCKY 41605

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, as a shareholder of common stock of Consolidated Energy, Inc., a Wyoming corporation (the “Company”), hereby acknowledges receipt of the Proxy Statement and the notice of the shareholders meeting to be held on May 25, 2006, at 1:00 PM, Eastern Daylight Time, at the Stumbo Center at Jenny Wiley State Park, 75 Theater Court, Prestonsburg Kentucky 41653 ,, and hereby further revokes all previous proxies and appoints David Guthrie as proxy of the undersigned at said meeting and any adjournments thereof with the same effect as if the undersigned were present and voting the shares.

1.

Elect each of the following nominees as directors to serve until the expiration of their respective terms and until their respective successors are elected and qualified. To vote against any individual nominee, strike a line through such nominee’s name. To withhold your vote for any individual nominee, strike a line through such nominee’s name and circle the name

David Guthrie	Robert Chmiel	Joseph Jacobs	Edward Jennings	Carl Baker

Barry Tackett	Timothy Stobaugh	Jesse Shelmire	Scott Griffith

[  ] FOR          [  ] AGAINST          [  ] ABSTAIN

2.

Approve an amendment to our Articles of Incorporation to increase the number of our authorized shares of common stock from 50,000,000 to 100,000,000.

[  ] FOR          [  ] AGAINST          [  ] ABSTAIN

3.

Ratify the appointment of Killman, Murrell & Co, P.C. as independent accountants.

[  ] FOR          [  ] AGAINST          [  ] ABSTAIN

4.

Approve the 2006 Stock Option and Award Plan.

[  ] FOR          [  ] AGAINST          [  ] ABSTAIN

The shares represented by this proxy will be voted as directed by the shareholder, but if no instructions are specified, this proxy will be voted for the above proposals.

No matters other than those set forth above may be properly brought before the Annual Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Shareholders for fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF SUCH PROPOSAL.

Dated: __________________________, 2006

(Signature)

(Signature of joint owner or additional Trustee)

Sign exactly as your name appears on your share certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.